                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP


    We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement on Form S-4 and related Prospectus of USA Networks, Inc. and to the use of our report dated February 4, 1999 with respect to the consolidated financial statements and schedule of Home Shopping Network, Inc. included in the Registration Statement of $500,000,000 6-3/4% Senior Notes.


New York, New York
April 6, 1999


                                                           /s/ ERNST & YOUNG LLP